UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: December 20, 2018

(Date of earliest event reported)

DigitalTown, Inc.
(Exact name of registrant as specified in its charter)

MN	000-27225	411427445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2155 112th Ave NE, Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

512-806-7148

(Registrant's telephone number, including area code)

_____________________________________________

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2018, the resignation of George Nagy as CEO and as a director was accepted by the Board of Directors. Mr. Nagy did not resign due to any disagreements known to an executive officer of the Company on any matter relating to the registrant’s operations, policies or practices. Mr. Nagy has been provided a copy of this Current Report on Form 8-K no later than the day of filing with the Commission and has been provided with the opportunity to provide a letter stating whether he agrees with the statements made herein. No letter has been received as of the date of filing. The Company will file with the Commission any such letter within two (2) business days of receipt.

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SIGNATURES

DIGITALTOWN, INC

Dated: December 21, 2018	By:	/s/ Jeffrey Mills
Jeffrey Mills, Secretary

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